UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2013 (March 12, 2013)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement

On March 12, 2013, the Compensation Committee of the Board of Directors of Essex Property Trust, Inc. ("Essex" or the “Company”), approved the Executive Severance Plan, as amended and restated (the “Amended Plan”), which amends the Executive Severance Plan (the “Prior Plan”), pursuant to which senior officers and key employees of the Company, including executive officers of the Company (collectively, the “Participants”) are eligible to receive severance payments and benefits upon an involuntary termination of a Participant during a limited period preceding or following a change in control of the Company.  The Prior Plan was amended primarily to eliminate the following provisions:

•
the tax gross-up making a Participant whole for any excise tax that might be imposed on a Participant under Sections 280G and 4999 of the Internal Revenue Code as a result of payments made to the Participant in connection with a change in control of the Company.

•	the “single-trigger” vesting acceleration benefits providing for full vesting of stock options upon a change in control of the Company.

Because the elimination of certain provisions contained in the Prior Plan require the consent of covered Participants, the Prior Plan was also amended to provide additional benefits that were not previously made available under the Prior Plan in order to encourage the Participants to accept the terms of the Amended Plan, including:

•
extending the period during which an involuntary termination of the Participant would entitle the Participant to receive severance benefits under the Amended Plan from 12 months following a change in control of the Company to the period commencing two months prior to a change in control of the Company (if the termination was in connection with a change in control) and ending 24 months following a change in control.

•
accelerating the vesting of all equity-based compensation awards covering Company common stock and Series Z-1 incentive units that are unvested at the time of a change in control if such awards or units are not assumed or substituted in connection with a change in control of the Company or in the event the awards or Series Z-1 incentive units are assumed or substituted and the Participants experience an involuntary termination during the period that they would be eligible to receive severance payments and benefits.

•	providing outplacement services for terminated Participants.

The Amended Plan also limits coverage to existing Participants and eligible key employees who may be selected in the future by the Compensation Committee of the Board of Directors of the Company.

The “Good Reason” definition in the Amended Plan has also been revised to include other events that result in adverse changes in a Participant’s employment relationship with the Company and which would trigger severance benefits if the events occurred during the limited change in control protection period.

Participants in the Prior Plan who do not consent to the terms of the Amended Plan will continue to be covered under the terms of the Prior Plan.

The foregoing is only a summary of the principal amendments to the Amended Plan and is subject to, and qualified in its entirety by, the full text of the Amended Plan, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth above under item 1.01, which disclosure describes certain compensatory arrangements of executive officers and other employees of the Company, is incorporated by reference under this item.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1	Essex Property Trust, Inc. Executive Severance Plan (as Amended and Restated effective March 12, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Essex Property Trust, Inc.

/s/ Michael T. Dance
	Name :	Michael T. Dance
	Title :	Exec. Vice President and Chief Financial Officer

Date: March 18, 2013